Exhibit 10.12

Permethrin Asset Sale Agreement

THIS PERMETHRIN ASSET SALE AGREEMENT is made as of the 13th day of December, 2006, (the “Effective Date”) between Syngenta Crop Protection, Inc., a Delaware corporation with its principal office at 410 Swing Road, Greensboro, NC 27409 (“Syngenta” or “Seller”) and AMVAC Chemical Corporation, a California corporation with its principal office at 4695 MacArthur Court, Suite 1250, Newport Beach, CA 92660 (“AMVAC” or “Purchaser”).

WITNESSETH:

WHEREAS, Seller has been or currently is in the business of manufacturing, formulating, selling and marketing permethrin-based pesticide products for the agricultural and non-agricultural segments in the United States, Canada and Mexico under technical and end-use registrations granted by the US Environmental Protection Agency (the “USEPA”), Pesticide Management Regulatory Authorities, (the “PMRA”) and the Mexican Comisión Federal para la Protección contra Riesgos Sanitarios (“COFEPRIS”), respectively, as more fully described in section 1.1(a) below (these collectively referred to as the “Permethrin Products”);

WHEREAS, Seller has previously sold to Purchaser one (1) of its other permethrin-based pesticide products (referred to as “Ambush 25”); and

WHEREAS, Seller owns certain assets related to the Permethrin Products for use in the agricultural and non-agricultural segments it desires to sell to Purchaser and Purchaser desires to purchase such assets from Seller all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the warranties, representations, covenants and agreements hereinafter set forth, Seller and Purchaser covenant and agree as follows:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

ARTICLE 1

Purchase and Sale of Permethrin Assets; Purchase Price

1.1	Sale of Permethrin Assets

Subject to the terms and conditions of this Agreement, and upon the closing which shall be on or around December 13, 2006 (“Closing”) Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, as hereinafter defined, all of Seller’s right, title and interest in and to those certain assets of Seller related exclusively to the Permethrin Products as of the date hereof, which are listed in this Section 1.1 below (the “Permethrin Assets”), as set forth below and on Schedule 1.1 (e):

(a) three (3) end-use USEPA pesticide registrations: (i) Ambush® 2EC Insecticide, USEPA Registration No. 100-985, (ii) Ambush® 4E, USEPA Registration No. 100-1110, and (iii) Prelude® Insecticide, USEPA Registration No. 100-997; one (1) technical USEPA pesticide registration, (i) Permethrin Technical, USEPA Registration No. 100-984; four (4) end-use PMRA pesticide registrations: (i) Ambush® 500EC Insecticide, PMRA Registration No. 14882.00, (ii) Ambush® 50EC Insecticide, PMRA Registration No. 14976.00, (iii) Prelude 240EC, PMRA Registration No. 26509.00, and (iv) Prelude Synthetic Pyrethroid Insecticide, PMRA Registration No. 24469.00; one (1) technical PMRA pesticide registration, Permethrin Technical Insecticide, PMRA Registration No. 18059.00; four (4) end-use COFEPRIS pesticide registrations: (i) Ambush® 25 Insecticide, RSCO-INAC-0156-311-002-025, (ii) Ambush® 50 Insecticide, RSCO-INAC-0156-006-009-048, (iii) Ambush® 34 Insecticide, RSCO-INAC-0156-005-009-034, and (iv) Class® 18% Insecticide, RSCO-INAC-0156-319-009-018; and one (1) technical COFEPRIS pesticida registration: Permethrin Technical, RSCO-INAC-0156-006-020-090, granted to Seller by the respective regulatory agency within each country as limited to the current labeled and approved agricultural and non-agricultural uses only (collectively the “Permethrin Registrations”); and confidential statements of formula related thereto and regulatory correspondence files directly and solely related thereto;

(b) Seller’s manufacturing and formulation manuals relating exclusively and solely to the technical and end-use formulations of the Permethrin Products covered by the Permethrin Registrations and know-how related thereto (“Permethrin Manufacturing and Formulation Manuals”);

(c) an electronic version of Seller’s labels for the Permethrin Products;

(d) labeling, packaging and container specifications, and existing stocks for the Permethrin Products and list of suppliers (if available);

(e) electronic copies of available field efficacy reports and data slides for the Permethrin Products;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

(f) a list of the Permethrin Products customers for calendar years 2004, 2005 and 2006 using Seller’s customer lists on its currently available computer databases;

(g) those certain studies solely specific to the Permethrin Registrations and owned by the Seller, either wholly or jointly owned, as set forth on Schedule 1.1(g), hard copies of which will be transferred solely to the extent reasonably accessible and retrievable by Seller;

(h) the trademarks “Ambush”, and Prelude (the “Permethrin Trademarks”) in the territories of the United States, Mexico and Canada (collectively the “Territory”);

(i) any post-Closing data compensation rights related solely to the Permethrin Products for both the technical and end-use registrations;

(j) existing marketing and promotional materials related to the Permethrin Products;

(k) on-hand inventories related to the Permethrin Products at the time of Closing;

(l) The European Drug Master File for Permethrin Technical; and

(m) Third party contracts set forth on Schedule 1.1(m) and Purchaser hereby expressly agrees to be bound by the terms and conditions thereof.

Such Permethrin Assets listed above shall be transferred from Seller to Purchaser within thirty (30) days from the Closing.

1.2	Excluded Assets, Prior Rights, and Access to Data

(a) Notwithstanding anything to the contrary set forth in this Agreement, there shall be excluded from the Permethrin Assets being acquired from or procured by the Seller: (i) any property or rights which are not expressly included in Section 1.1 of this Agreement, including without limitation, property or rights related to Seller’s Cold Creek, Alabama manufacturing facility or Seller’s employees; any of Seller’s manufacturing processes or agricultural chemicals other than the Permethrin Manufacturing and Formulation Manuals; and any rights to repayment of tax relating to any period prior to the Closing; (ii) any cash (including cash equivalents and securities) on hand or on deposit as of the Closing, as hereinafter defined, owned by Seller or Seller’s Affiliates (as hereinafter defined); (iii) the benefit of any insurance coverage or policies; (iv) all

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

accounts receivable relating to the sale or distribution of the Permethrin Products by Seller or Seller’s Seller’s Affiliates; (v) the trademarks or trade names consisting of or including the words “Syngenta,” “Zeneca” or derivatives thereof; (vi) any patents or patent applications relating to any matter whatsoever; (vii) any know-how, trade secret or other proprietary information other than that listed above; and (viii) except as expressly provided in Section 1.1(e) and 1.1(g) any and all regulatory data relating to any other active ingredient owned by Seller and Seller’s membership in or rights to participate on any task forces organized for generation of submission of regulatory data to the USEPA, and any data compensation rights related to the foregoing, except as stated in Section 1.1(i). Further, nothing in this Agreement shall affect any of Seller’s or Seller’s Seller’s Affiliates’ right to manufacture, sell, or distribute any product whatsoever, except as provided in Section 9.15.

(b) After the Closing Date, Purchaser hereby provides to Seller or Seller’s Affiliates a world-wide, non-exclusive, perpetual, irrevocable, fully-paid up royalty free license to cite any data purchased and acquired by Purchaser hereunder, that is necessary to support Seller’s Affiliates’ registrations outside the Territory or in the event that Seller is required to cite the data or to use the data in support of a product liability claim that arose prior to the Closing Date.

1.3.	No Assumption of Liabilities

It is expressly understood and agreed by Seller that Purchaser shall not assume or have any responsibility with respect to any obligations or liabilities related to the Permethrin Assets of Seller of any kind, which were created or arose prior to the Closing.

1.4	Amount of Purchase Price for all Permethrin Assets

(a) For and in consideration of Seller’s sale of the Permethrin Assets (except for inventories) to Purchaser, upon satisfaction of the conditions of Closing set forth in Section 2.2 below, Purchaser agrees to pay Seller * (the “Purchase Price”), due upon the Closing. Purchaser also agrees to purchase all Permethrin related inventories in good and saleable condition as of the Closing at cost, in the amounts as set forth in Schedule 1.5 (a).

(b) All payments of the Purchase Price shall be made by wire transfer of good funds to Seller pursuant to the following instructions:

*

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

1.5	Allocation of Purchase Price

The allocation of the purchase price among such Permethrin Assets is set forth in Schedule 1.6. Each party agrees to use Schedule 1.6 for the purpose of purchase price allocation and for the purposes of all income tax returns or reports filed by the parties, and neither party will voluntarily take a position inconsistent therewith upon examination of such tax return or report, in any claim, in any litigation or otherwise with respect to such tax returns, provided that any internal allocation between Seller and any other or Seller’s Seller’s Affiliates (if needed) of the amount attributed to Seller on Schedule 1.6, shall be at Seller’s discretion. Each party agrees to prepare and file timely Internal Revenue Service Form 8594 (Asset Acquisition Statement), and any other form reasonably required by any governing agency in the USA, Canada and Mexico, to cooperate in every reasonable way with the other party in the preparation of such form and to furnish the other party with a copy of such form prepared as a draft, within a reasonable period before the due date for filing.

ARTICLE II

Effective Date and Further Assurances

2.1	Effective Date

This Agreement shall become effective on, and the term “Effective Date” as used herein shall mean, the date as written in the first paragraph of this Agreement.

2.2	Deliveries by Seller; Conditions to Closing:

(a) The purchase and sale of the Permethrin Assets shall be deemed to be completed on the Closing subject to the following conditions to Closing:

Seller shall deliver:

(i)	assignment agreements to record transfer of the Permethrin Registrations in the form attached as Schedule 2.2, all signed by Seller;

(ii)	a copy of the Permethrin Manufacturing and Formulation Manuals, the confidential statements of formula, and an electronic version of Seller’s labels for the Permethrin Products;

(iii)	assignment agreements to record transfer of the Permethrin Trademarks in the forms attached as Schedule 2.2(a), all signed by Seller; and,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

(iv)	a general assignment to record transfer of the balance of Permethrin Assets.

2.3	Purchaser shall deliver:

(i)	the Purchase Price.

2.4	The parties shall deliver:

(i)	a fully executed copy of this Agreement.

(ii) Within thirty (30) days after the Closing though sooner if reasonably possible, the parties shall deliver any other documents contemplated by this Agreement.

2.5	Further Assurance

From time to time, pursuant to the request of the other party and without further consideration, Seller and Purchaser shall execute or have executed, and shall deliver such other instruments of sale, transfer, conveyance and assignment as the other party may reasonably request in order to sell, convey, transfer and assign to the other party or to perfect or record the other party’s interest in or title to the Permethrin Assets. All out-of-pocket costs of recording such instruments shall be borne by Purchaser.

ARTICLE III

Representations and Warranties of the Seller

Seller represents and warrants to Purchaser as follows:

3.1	Organization

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2	Execution, Delivery and Performance of Agreement

Neither the execution and delivery nor performance of this Agreement or the agreements contemplated hereby by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance on any of the Permethrin Assets pursuant to any provision of Seller’s By-Laws or Articles of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

Incorporation or any material franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment, award or decree to which Seller is a party or by which it is bound relating to the Permethrin Assets.

3.3	Authority

Seller has full corporate power and authority to enter into this Agreement and the related agreements referred to herein and has full power and authority to carry out the transactions contemplated hereby and thereby, and all corporate and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the agreements, instruments and other documents relating hereto have been properly taken or will have been properly taken. This Agreement and each of the other agreements, certificates and other documents relating hereto constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms.

3.4	Consents

No material approval, consent, withholding of objection or other authorization is required to be obtained by Seller from any court, administrative agency or governmental authority in connection with the execution, delivery or performance of this Agreement by Seller or any other third party, other than the USEPA’s, PMRA’s and COFEPRIS’ processing of the transfers of the Permethrin Registrations from Seller to Purchaser and the respective trademark offices in the Territory processing of the transfers of the Permethrin Trademarks from Seller to Purchaser.

3.5	Title to Permethrin Assets

(a) Seller has good and marketable title to the Permethrin Assets either wholly or jointly owned by Seller and to be transferred by Seller to Purchaser hereunder free and clear of any leases, mortgages, liens, security interests, pledges or encumbrances of any kind or nature whatsoever. Seller is the registered owner of the Permethrin Trademarks in the Territory and has taken all actions necessary to maintain the registration of such trademarks.

(b) Seller expressly transfers to Purchases all right, title and interest in * (b) and Purchaser hereby expressly agrees to be bound by the terms and conditions thereof.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

3.6	Finders

No finder, broker, agent or other intermediary has acted on behalf of Seller in connection with the introduction or bringing together of the parties hereto or the negotiation or consummation of the transactions contemplated by this Agreement. Seller has not made any representation, commitment or agreement by which Purchaser will be obligated to pay any commission, finder’s fee or other similar compensation to any third party in connection with the transactions contemplated by this Agreement.

3.7	Litigation

As to the Permethrin Assets, there are no known claims, actions, suits, proceedings or investigations pending or to the knowledge of Seller, threatened, in law or in equity against Seller or Seller’s Affiliates, or before any federal, state, local or other governmental department, commission, board, agency or instrumentality.

3.8	Compliance with Applicable Laws

With respect to the Permethrin Assets being sold hereunder, Seller is in compliance in all material respects with all federal, state, county and municipal laws, ordinances, regulations, rules and common law.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

3.9	Powers of Attorney

With respect to the Permethrin Assets, Seller has no known outstanding powers of attorney.

3.10	Inventories.

With respect to inventories of Permethrin Products sold hereunder, such inventories are in good and saleable condition and have been maintained and accounted for in the ordinary course of business.

3.11	No Acceleration of Distribution.

Within the twelve (12) month period immediately preceding the Closing Seller has distributed and sold Permethrin Products in the ordinary course and has not accelerated distribution of such products into channels of trade in anticipation of the sale of Permethrin Assets or for any other reason.

3.12	Sales/Financial Records.

Seller has provided Purchaser with (i) complete and accurate sales records for the Permethrin Products for calendar years 2004, 2005 and 2006 through November 30, 2006, including sales by month, customer and location and (ii) complete and accurate financial information regarding such sales of Permethrin Products, including cost of goods, materials costs, labor, general and administrative, and gross margin.

3.13	No Other Representations

EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III OR ELSEWHERE IN THIS AGREEMENT, SELLER AND SELLER’S AFFILIATES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO ANY OF THE PERMETHRIN ASSETS OR THE BUSINESS OF MAKING, SELLING OR DISTRIBUTING THE PERMETHRIN PRODUCTS, EXPRESS OR IMPLIED, INCLUDING NO REPRESENTATIONS OR WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. EXCEPT AS PROVIDED IN THIS ARTICLE III, BUYER TAKES THE PURCHASED ASSETS AS-IS, WHERE-IS AND WITH ALL FAULTS.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

ARTICLE IV

Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller as follows:

4.1	Organization

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

4.2	Execution, Delivery and Performance of Agreement

Neither the execution and delivery nor performance of this Agreement or the agreements contemplated hereby by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the By-Laws or Articles of Incorporation of Purchaser, or any material franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment, award or decree to which Purchaser is a party or by which it is bound.

4.3	Authority

Purchaser has full corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out the transactions contemplated hereby and thereby, and all corporate and other proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the agreements, instruments and other documents relating hereto have been properly taken. This Agreement and each of the other agreements, certificates and other documents relating hereto constitute the valid and binding obligation of Purchaser, enforceable in accordance with their respective terms.

4.4	Consents

To Purchaser’s knowledge, no material approval, consent, withholding of objection or other authorization is required to be obtained by Purchaser from any court, administrative agency or governmental authority in connection with the execution, delivery or performance by Purchaser of this Agreement (including the related agreements referred to herein) or any other third party, other than the USEPA’s, PMRA’s and COFEPRIS’ processing of the transfers of the Permethrin Registrations from Seller to Purchaser and the respective trademark office in the USA, Canada and Mexico processing of the transfer of the Permethrin Trademarks from Seller to Purchaser.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

4.5	Finders

No finder, broker, agent or other intermediary has acted on behalf of Purchaser in connection with the introduction or bringing together of the parties hereto, or the negotiation or consummation of the transaction contemplated by this Agreement. Purchaser has not made any representation, commitment or agreement by which Seller will be obligated to pay any commission, finder’s fee or other similar compensation to any third party in connection with the transactions contemplated by this Agreement.

ARTICLE V

Covenants of Seller and Purchaser

5.1	Registrations

Following the Closing, Seller and Purchaser shall jointly take such action as may be necessary to evidence or effectuate transfer of the Permethrin Registrations and Permethrin Trademarks as promptly as reasonably possible. All out-of-pocket transfer costs associated with the transfer of the Permethrin Registrations and the Permethrin Trademarks shall be the responsibility of the Purchaser. Following the Closing but prior to the transfers described above, Seller shall take such steps as reasonably necessary to maintain such Permethrin Registrations and Permethrin Trademarks, in cooperation with Purchaser and at Purchaser’s expense. Time is of the essence with respect to such transfers.

5.2	Notices to and Consent of Third Parties

Purchaser and Seller shall cooperate to make all other filings and to give notice to or request consent from all other third parties that may reasonably be required to consummate the transactions contemplated by this Agreement, at Purchaser’s cost.

5.3	Sales of Products Shortly After Effective Date

To the extent necessary to facilitate Purchaser’s sales of the Permethrin Products following the Effective Date but prior to Closing and/or processing the transfers of the Permethrin Registrations to Purchaser, Seller agrees to provide Purchaser with such rights, access and assistance, at Purchaser’s cost, as reasonably necessary to effectuate such sales, including but not limited to providing Purchaser with any contractual arrangements, licenses, or supplemental registrations. In such event, Purchaser covenants to conduct all such activity in compliance with all laws and Purchaser acknowledges that Purchaser’s indemnity provided in Section 6.3 applies to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

such activities, except that the threshold and cap limitations provided in Section 6.3(i) and 6.3(ii) shall not apply to any claims arising from or related to such arrangements.

5.4	Product Labels

Following the Closing, Purchaser shall modify the electronic version of Seller’s labels (the “Labels”) for the Permethrin Products (and any printed labels derived therefrom) and shall, among other things, remove all references to Seller and Seller’s Affiliates or predecessors, except as required by law. Except for the removal of Seller’s name from the Labels as referred to in the immediately preceding sentence, Purchaser shall be permitted to exhaust its supply of the Labels as currently drafted without limitation for a period of six (6) months or the supply of labels is depleted, whichever occurs earlier; Seller specifically agrees not to assert any claim for copyright violation in connection with Purchaser’s future use of the Labels.

ARTICLE VI

Indemnification

6.1	Definition

As used in this Article, the term “Damages” has the meaning specified or referred to below:

“Damages” — Any damages, losses, fines, penalties, liabilities, awards, assessments, charges, claims, fees, and costs and expenses related thereto (including but not limited to, related costs of defense and reasonable attorneys’ and reasonable consultants’ fees and disbursements). “Damages” shall also include, but not be limited to, costs of investigation, remediation, removal or other expense (including, but not limited to, costs to assess, evaluate and monitor, and costs of disposal of removed material).

6.2	Indemnity by Seller

From and after the Closing, Seller shall indemnify, protect, defend as provided in Section 6.4, and hold harmless Purchaser and its affiliates, directors, officers, shareholders, employees and agents (individually a “Purchaser Indemnitee” and collectively the “Purchaser Indemnitees”) against any Damages arising from or in connection with any of the following third-party claims (collectively referred to as “Purchaser Claims”):

(a) the performance or non-performance under, the use or operation of, or the sale or distribution of the Permethrin Assets before the Closing;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

(b) liability for personal injury or damage to property relating to the Permethrin Products manufactured or sold by or on behalf of Seller before the Closing;

(c) any other liability for personal injury or damage to the property of others, including the loss of use thereof, related to the subject matter of this Agreement and arising from the operations, actions, or omissions of Seller before the Closing; and

(d) any material failure by Seller to perform or comply with any of its covenants or any material breach of, or material inaccuracy in, any of the representations and warranties of Seller contained in this Agreement.

Except as otherwise expressly set forth in this Article VI, Seller’s obligations with respect to Purchaser Claims shall be limited by the following:

(i) the Purchaser Indemnitee must give Seller written notice of a Purchaser Claim for indemnification on or before the twelve (12) month anniversary of the Closing with regard to any other indemnifiable matter, or Seller shall have no obligation to indemnify, protect, defend or hold harmless the Purchaser Indemnitees against Damages relating to such claim; and

(ii) the amount which Seller shall be required to pay for Damages arising out of Purchaser Claims under section 6.2(d) shall not exceed * in the aggregate; and

(iii) Seller shall have no liability with respect to any Damages unless and until the aggregate amount of the Damages exceeds the sum of *

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFIT WITH REGARD TO ANY PURCHASER CLAIM.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

6.3	General Indemnification by Purchaser

From and after the Closing, Purchaser shall indemnify, protect, defend as provided in Section 6.4 and hold harmless Seller and Seller’s Affiliates, directors, officers and shareholders (individually a “Seller Indemnitee” and collectively, the “Seller Indemnitees”) against any Damages arising from or in connection with any of the following (collectively referred to as “Seller Claims”):

(a) the performance or non-performance under, the use or operation of, or the sale or distribution of the Permethrin Assets on and after the Closing;

(b) liability for personal injury or damage to property relating to the Permethrin Products manufactured or sold by or on behalf of Purchaser after the Closing;

(c) any other liability for personal injury or damage to the property of others, including the loss of use thereof, related to the subject matter of this Agreement and arising from the operations, actions, or omissions of Purchaser; and

(d) any material failure by Purchaser to perform or comply with any of its covenants or any material breach of, or material inaccuracy in, any of the representations and warranties of Purchaser contained in this Agreement.

Except as otherwise expressly set forth in this Article VI, Purchaser’s obligations with respect to Seller Claims shall be limited by the following:

(i) the amount which Purchaser shall be required to pay for Damages arising out of Seller Claims arising from section 6.3(d) shall not exceed the sum of * in the aggregate; and

(ii) Purchaser shall have no liability with respect to any Damages unless and until the aggregate amount of the Damages exceeds the sum of *

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, PURCHASER SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFIT WITH REGARD TO ANY SELLER CLAIM.

6.4	Notification of Claim

(a) Promptly after receipt by the party entitled to indemnification under this Article VI (an “Indemnitee”) of notice of a claim by a third party, such Indemnitee shall, if a claim in respect thereof is to be made against the party obligated to indemnify under

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

such Section (an “Indemnitor”), give notice within thirty (30) days to the Indemnitor of the commencement thereof. The failure to so notify the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee except to the extent the Indemnitor demonstrates that the defense of such action is prejudiced thereby.

(b) In case any such action shall be brought against an Indemnitee and it shall give notice to the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee by giving Indemnitee written notice thereof within thirty (30) days. After notice from the Indemnitor to such Indemnitee of its election to so assume the defense thereof, the Indemnitor shall not be liable to such Indemnitee in connection with the Indemnitee’s attorneys’ fees and other defense costs incurred in the defense thereof, other than reasonable costs of investigation and preparation for trial. The Indemnitee shall cooperate with the Indemnitor in the defense against any asserted liability and, in any event, shall have the right to participate at its own expense in the defense of the asserted liability.

(c) If an Indemnitor assumes the defense of such an action:

(i) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee’s consent (which shall not be unreasonably withheld or delayed) unless:

(A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee; and

(B) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and

(ii) the Indemnitor shall have no liability with respect to any compromise or settlement thereof effected without the Indemnitee’s consent (which shall not be unreasonably withheld or delayed), provided that if notice is given to an Indemnitor of the commencement of any action and Indemnitor does not, within forty-five (45) days after the Indemnitee’s notice is given, give notice of its election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnitee.

(d) Promptly after an Indemnitee has identified a direct claim (i.e., not brought by a third party) under this Article VI, such Indemnitee shall give notice to the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

Indemnitor of the claim. The failure so to notify the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee except to the extent the Indemnitor demonstrates that the Indemnitee is prejudiced thereby.

(e) All notices given under this Section 6.4 shall be in writing and unless otherwise specified shall be given within thirty (30) days.

6.5	Indemnification as Exclusive Post-Closing Remedy

The indemnification and other remedies provided in Article VI shall, to the extent permitted by law, be the sole and exclusive remedy available, under contract, tort or any other legal theory, to Purchaser and Seller, for any breach of any representation or warranty contained herein by or on behalf of the indemnifying party or any other covenant or agreement contained herein by or on behalf of the indemnifying party or otherwise arising out of the transactions contemplated hereby.

6.6	No Double Recovery

In the event that a party makes any payment to the other party under Article VI of this Agreement and the indemnified party subsequently receives from a third party any amount referable to, or any benefit which would not have been received but for the circumstances giving rise to, the subject matter of the claim, then the indemnified party shall, once it has received such amount or benefit immediately repay or procure the repayment to the indemnifying party of the lesser of (a) the amount of such receipt or (b) the amount paid by the indemnifying party. The parties agree that any funds received through or from a captive or self-insurance entity or program shall not give rise to the repayment obligation in the prior sentence.

ARTICLE VII

Cooperation in Tax Matters

7.1	Taxes

(a) The terms “Tax,” “Taxes,” Taxation” and “Tax Returns” shall refer to any federal, state, local, foreign or other taxes including, but not limited to, income (net or gross), corporation, gross receipts, profits, alternative or add-on minimum, franchise, capital, capital stock, intangible, premium, transfer, sales, social security contribution, payroll, wage, employment, occupation, property (real or personal), import, excise, custom, stamp, duty, ad valorem or use tax, withholding or estimated taxes, fees,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

duties, assessments, withholdings or like governmental charges (including interest, penalties, sur-taxes, additions to tax or additional amounts) with respect to such taxes.

(b) It is hereby acknowledged that each party hereto shall have the right to full information in respect of any matter of Taxation relating to the Permethrin Products or the Permethrin Assets. Each party accordingly undertakes to the other party hereto that it shall make available to the other on reasonable request and as soon as practicable, all records, files, documents and other material of such party so far as relevant to the other’s matter of Taxation relating to the Permethrin Assets and (on reasonable request) shall allow the other to take copies thereof (or, to the extent required by applicable law, shall allow the other reasonable access to the originals of or such records, files, documents and other materials). Each party shall provide reasonable access, up to the extent that the normal business operations of such party will not be significantly disrupted, to the employees of such party to the other party including, without limitation, the right of the other party to interview such employees in connection with the foregoing. The inspecting party shall pay its own costs and the costs of any copying it requests.

(c) Purchaser and Seller will cooperate with each other in connection with any audit by the Internal Revenue Service or any other Tax authority (including, but not limited to, U.S. federal or state, province, or local authorities) of any Tax Return or report in connection with the Permethrin Assets (including the use, operation or ownership thereof), or the sale of the Permethrin Assets acquired hereunder for periods on or prior to the Closing. The party responsible for the applicable Tax liability will have the sole right, at its sole expense, to conduct any audit or any other proceeding before any Tax authority, to prepare and file any amended Tax Return, claim for refund or court petition, to prosecute any such claim and to select counsel, to engage in litigation and to consent to any settlement in connection therewith with respect to any Taxes for any such period, and the other party will execute and deliver, or cause to be executed and delivered, to the responsible party or its designees all instruments (including, without limitation, powers of attorney) reasonably requested by the responsible party in order to implement the provisions of this Section 7.1; provided, however, that such responsible party shall consult and confer with the other party and keep the other party reasonably informed and shall take no action after the Closing that would have a material adverse effect on the other party (or the entity subject to Tax) without reference to and obtaining the consent of such other party, which consent shall not be unreasonably withheld or delayed.

(d) Seller and Purchaser shall cooperate in every reasonable way in minimizing any Taxes relating to this transaction.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

(e) Seller and Purchaser agree to maintain, for at least seven (7) years following the Closing, all Taxation records relating to the Permethrin Products business during the period of Seller’s ownership, through the Closing.

ARTICLE VIII

Notices

8.1	Notices

All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally, by reputable overnight courier service, by facsimile transmission, or by first-class, postage prepaid, registered or certified mail, addressed as follows:

If to Seller:	Syngenta Crop Protection, Inc.
410 Swing Road
Greensboro, NC 27409
Attention: Head of Business Development
FAX: 336-632-7650

If to Purchaser:	AMVAC Chemical Corporation
4695 MacArthur Court, Suite 1250
Newport Beach, CA 92660
Attention: Director of Business Development
FAX 949-260-1201

Either party may change the address to which such communications are to be directed to it by giving written notice to the other party in the manner provided above.

ARTICLE IX

General

9.1	Entire Agreement

This Agreement sets forth the entire agreement and understanding of the parties and related persons with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating thereto. No representation, promise, inducement or statement of intention relating to the transactions contemplated

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

by this Agreement has been made by any party or any related person which is not set forth in this Agreement or the agreements referred to herein.

9.2	Governing Law

This Agreement shall be governed by and construed in accordance with laws of the State of Delaware excluding any conflict-of-laws provisions thereof that would otherwise require the application of the law of any other jurisdiction.

9.3	Governing Language

The English language shall be the governing language for purposes of this Agreement, any and all documents and communications pertaining to this Agreement, and any resolution of disputes under this Agreement. All communications given pursuant to this Agreement shall be in English.

9.4	Dispute Resolution/Submission to Jurisdiction

(a) Any controversy, claim or issue arising out of or relating to either party’s performance under this Agreement or the interpretations, validity or effectiveness of this Agreement, and any other provision of this Agreement that makes specific reference to this Section 9.4 in the event the parties fail to agree, shall, upon the written request of either party, be referred to designated senior management representatives of Seller and Purchaser for resolution. Such representatives shall promptly meet and, in good faith, attempt to resolve the controversy, claim or issue referred to them.

(b) If Purchaser and Seller cannot so resolve such controversy, claim or issue, then upon written notice from either party within the next sixty (60) days, the parties will attempt in good faith to resolve the dispute in accordance with the Center for Public Resources (“CPR”) Procedure for Chemical Industry Dispute Resolution. Any such mediation shall be held in Wilmington, Delaware, unless the parties otherwise agree to another location. If the dispute is not resolved within such sixty (60) day period, it shall be solely and finally settled by arbitration in accordance with the CPR Non-Administered Arbitration Rules as then in effect (the “CPR Rules”). The arbitration shall be conducted by three (3) independent and impartial arbitrators, appointed by CPR (the “Arbitrators”). The arbitration shall be governed by the provisions of the Arbitration Act, 9 U.S.C. § 1, et seq., and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof. The arbitration proceedings shall be held in Wilmington, Delaware, unless the parties otherwise agree to another location.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

(c) If a party hereto determines to submit the dispute for arbitration pursuant to this Section 9.4, such party (the “Claimant”) shall furnish the party with whom it has the dispute (the “Respondent”) with a notice of arbitration as provided in the CPR Rules (the “Arbitration Notice”) which, in addition to the terms required by the CPR Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to CPR, along with a copy of this Agreement and a request to appoint the Arbitrators. The commencement date of the arbitration shall be established as provided in the CPR Rules (the “Commencement Date”).

(d) At any time after thirty (30) business days after the Commencement Date and no later than sixty (60) business days after the Commencement Date, either party may present discovery requests to the other party in any form permitted under the CPR Rules or by the Arbitrators. The recipient of a discovery request shall have thirty (30) business days after the receipt of such request to object to any or all portions of such request, and shall respond to any portions of such request not so objected to within thirty (30) business days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. The objecting party shall ensure that all objections and responses are received by the other party within the above time periods. Either party seeking to compel discovery following receipt of an objection shall file with the other party and the Arbitrators a Motion to Compel, including a copy of the initial request and the objection. The Arbitrators shall allow fifteen (15) business days for responses to the Motion to Compel before ruling. Claims of privilege and other objections shall be determined as they would be in United States federal court in a case applying Delaware law. The Arbitrators may grant or deny the Motion to Compel, in whole or in part, for any reason permitted by the CPR Rules, including that the discovery request is or is not appropriate under the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective.

(e) Hearings must commence no later than one hundred twenty (120) business days after resolution of all discovery disputes and receipt of all responsive discovery materials and hearings shall be conducted for no more than ten (10) business days, unless otherwise agreed by the parties or ordered by the Arbitrators.

(f) Each of the Claimant and Respondent shall submit a brief, outlining such party’s claim for relief or defense to any claim, to the other and to the Arbitrators on or before the 15th business day following the last day of the hearing. Reply briefs must be exchanged and submitted to the Arbitrators on or before the 30th business day following the last day of the hearing. The final decision of the Arbitrators shall reflect a final decision that, in the Arbitrators’ judgment, is most consistent with the terms of this Agreement and applicable law.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

(g) The foregoing time periods and procedural steps may be modified or extended by agreement of the parties or by the Arbitrators in the Arbitrators’ discretion to the extent the Arbitrators deem necessary to prevent fundamental unfairness; provided, that at all times the Arbitrators shall be mindful of the parties’ desire for the most expeditious possible resolution of their dispute.

(h) To the extent permissible under applicable law, the parties agree that the award of the Arbitrators shall be final and shall be subject only to the judicial review permitted by the Arbitration Act. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law

9.5	Successors and Assigns

Neither party may assign its rights or delegate its performance hereunder, whether by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; and any attempted assignment or delegation or transfer without such consent shall be void. Notwithstanding the foregoing, (a) either party may assign this Agreement to a company controlled by it or to a company commonly controlled with it, upon notice but without the need for the other party’s prior written consent, and (b) Purchaser can assign this Agreement, and all of its rights and obligations hereunder, to a party which purchases fifty-one percent (51%) or more, or succeeds to by merger or reorganization all or materially all of Purchaser’s stock or business assets or of the stock of its parent corporation.

9.6	Amendments and Waivers

This Agreement may be amended, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument specifically referring to this Agreement and specifically stating that it amends, supersedes or cancels this Agreement or waives any of its terms, executed by both parties, or in the case of a waiver, by the party waiving compliance. Failure of either party to insist upon strict compliance with any of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such compliance in the future, or upon compliance with other terms hereof.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

9.7	Certain Definitions

As used in this Agreement, the following terms shall have the meanings provided unless expressly stated otherwise:

(a) “Seller’s Affiliates,” “Affiliates of Seller,” and substantively similar phrases mean any business entity which directly or indirectly controls, is controlled by, or is under common control with Seller. A business entity shall be deemed to control another if it owns, directly or indirectly and whether legally or beneficially in excess of fifty percent (50%) of the outstanding voting securities or capital stock of such business entity or other comparable equity or ownership interest.

(b) “To Seller’s knowledge” and substantively similar phrases means information that is actually and personally known to any of the following persons: T. Trotter, C. Long, and F. Pearson.

(c) “To Purchaser’s knowledge” and substantively similar phrases means information that is actually and personally known to any of the following persons: G. Johnson.

9.8	Confidentiality Agreement

(a) That certain Confidentiality Agreement dated September 22, 2003 between Seller and Purchaser shall remain in force and effect in accordance with its terms until the Effective Date; and

(b) As of the Effective Date and except as provided below, the parties agree that the terms of this Agreement shall be deemed confidential and shall not be disclosed to any unaffiliated third parties during the term of this Agreement and for a period of ten (10) years following the date of termination of the Agreement. The recipient party shall use the same degree of care protecting its confidentiality as it applied to its own confidential information. This Section 9.8(b) shall not apply to:

1.	Information already in the public domain, or released to the public through no fault of the recipient;

2.	Information already known to the recipient or which is developed by the recipient independently of its relationship to the other party hereunder, as both can be documented in writing;

3.	Information acquired by the recipient from a third party entitled to disclose it; and

4.	Information the recipient is legally required to disclose.

(c) Notwithstanding the foregoing provisions of this Section 9.8, Seller shall have the right to notify any third party vendor, supplier, or customer of the occurrence of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

the sale of the Permethrin Assets to which Seller may be required to provide such notice of the sale of the Permethrin Assets.

9.9	Force Majeure

If a party’s performance of this Agreement, other than an obligation to pay money to another party, is prevented, restricted, or interfered with by reason of war, revolution, civil commotion, acts of public enemies, blockade, embargo, strikes, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government (excluding any changes in the laws, rules, regulations or the like, relating to tax matters), any other act whatsoever similar to those referred to in this section which is beyond the reasonable control of the party affected, then the party so affected shall, upon giving prior written notice to the other party, be excused from such performance to the extent of such prevention, restriction, or interference, and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon such circumstances arising, the parties shall meet forthwith to discuss what (if any) modification may be required to the terms of this Agreement, in order to arrive at an equitable solution.

9.10	Transaction Expenses

Whether or not the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise specifically provided herein.

9.11	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. Delivery of an executed copy of this Agreement by facsimile, telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this Agreement on the date of such communication by the party so delivering such a copy.

9.12	Captions

The captions used in this Agreement are for convenience of reference only and shall not be considered in the interpretation of the provisions hereof.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

9.13	Announcements

Unless required to be made by governmental authority, the content of any public announcement by either party or its affiliates shall be subject to the review and approval of the other party, such review and approval shall be timely and within the time requirements of any law or regulation, and shall not be unreasonably withheld or delayed.

9.14	Bulk Sales Laws

Purchaser hereby waives compliance by Seller with the provisions of the “bulk sales”, “bulk transfer” or similar laws of any state.

9.15*

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY AN ASTERISK.

IN WITNESS WHEREOF, the parties have executed this instrument as of the date first above written.

SYNGENTA CROP PROTECTION, INC.	AMVAC CHEMICAL CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: